                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") dated as of August 28, 1998 (the "Effective Date"), by and between FREEDOM OF INFORMATION, INC., a Delaware corporation with its headquarters currently located in Pittsburgh, Pennsylvania (the "Employer"), and Samuel P. Gerace, Jr. (the "Executive").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Executive is a founder of the Company; and

     WHEREAS, reference is made to that certain Stock Purchase and Shareholders Agreement (the "Stock Purchase Agreement"), dated as of August 28, 1998, by and among the Company, the Executive, Thomas A. Gerace and the other parties thereto pursuant to which among other things (a) the Company will sell shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, to certain Investors and (b) the Executive will redeem 1,002,202 shares of Common Stock for $1,002,202; and

     WHEREAS, the parties hereto desire to assure that the Executive's employment with the Company continue, and the Executive's knowledge and experience continue to be available, after the effective date of the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
          ----------
Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2.   Capacity.  The Executive shall serve the Employer as Executive Vice
          --------
President. The Executive shall also serve the Employer in such other or additional executive offices as the Executive may be requested to serve by the Board of Directors of the Employer (the "Board of Directors") or the Chief Executive Officer. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Board of Directors or the Chief Executive Officer.

     3.   Term.  Subject to the provisions of Section 6, the term of employment
          ----
pursuant to this Agreement (the "Term") shall be two (2) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the second anniversary of the Effective Date and on each subsequent anniversary thereafter, if agreed by the Executive and the Employer.

     4.   Compensation and Benefits.  The regular compensation and benefits
          -------------------------
payable to the Executive under this Agreement shall be as follows:

          (a) Salary and Bonus.  For all services rendered by the Executive
              ----------------
     under this Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of One Hundred and Ten Thousand Dollars ($110,000), subject to increase from time to time in the discretion of the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior executives. Beginning on January 1, 1999, the Executive shall be eligible for a merit bonus in the amount of $25,000 or such other greater or lesser amount as may be determined by the Board of Directors or the Compensation Committee of the Board of Directors. In determining the amount of such bonus, the Board of Directors shall consider, among other things, the Executive's performance during the relevant year.

          (b) Regular Benefits.  The Executive shall also be entitled to
              ----------------
     participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (c) Reimbursement of Relocation Expense.  The Employer shall reimburse
              -----------------------------------
     the Executive for all reasonable and customary actual out-of-pocket expenses relating to temporary living and the relocation of the Executive and the Executive's family to the Boston area.

          (d) Vacation.  The Executive shall initially be entitled to three
              --------
     weeks of vacation per annum plus one additional vacation day in each year of employment with the Company after the date hereof (not to exceed an aggregate of 4 weeks per annum), such vacation to be taken at such times as is determined by Executive.

          (e) Taxation of Payments and Benefits.  The Employer shall undertake
              ---------------------------------
     to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (f) Exclusivity of Compensation.  The Executive shall not be entitled
              ---------------------------
     to any payments or benefits other than those provided under this Agreement.

     5.   Extent of Service.  During the Executive's employment under this
          -----------------
Agreement, the Executive shall, subject to the direction and supervision of the Board of Directors or the Chief Executive Officer, devote the Executive's full business time, business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

          (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

          (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement; or

          (c) investing in and participating in the management of The Gerace Family Limited Partnership in a manner not prohibited by Section 7(d).

     6.   Termination and Termination Benefits.  Notwithstanding the provisions
          ------------------------------------
of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

          (a) Termination by the Employer for Cause.  The Executive's employment
              -------------------------------------
     under this Agreement may be terminated for cause without further liability on the part of the Employer effective 30 days following a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "cause" for such termination:

               (i) intentional and material dishonest statements or acts of the Executive with respect to the Employer or any subsidiary of the Employer;

               (ii) the conviction of the Executive for (A) a felony or (B) any misdemeanor involving fraud;

               (iii) gross neglect of Executive's duties and responsibilities hereunder confirmed after written notice thereof given to the Executive by the Board of Directors, willful misconduct of the Executive with respect to the Employer or any subsidiary of the Employer; or

               (iv) material breach by the Executive of any of the Executive's obligations under this Agreement.

          (b) Termination by the Executive.  The Executive's employment under
              ----------------------------
     this Agreement may be terminated by the Executive by written notice to the Board of Directors at least thirty (30) days prior to such termination.

          (c) Termination by the Employer Without Cause.  Subject to the payment
              -----------------------------------------
     of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon thirty (30) days written notice to the Executive by a vote of the Board of Directors.

          (d) Constructive Termination.  The Executive, upon giving thirty (30)
              ------------------------
     days' written notice to the Company, may terminate his employment with Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence of any of the events or conditions described in (i) or (ii) hereof that occur without the Executive's express written consent and thus, constitute a constructive termination:

               (i) a material adverse change in the Executive's status, title, position, scope of authority or responsibilities (including reporting responsibilities) or working conditions; the assignment to the Executive of any duties or responsibilities which, are materially inconsistent with such status, title, position, authorities or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the prior termination of his employment by the Company for Cause pursuant to this Agreement, as a result of his death or disability or by the Executive other than for Good Reason;

               (ii) any material breach by the Company of any provision of this Agreement, including without implication of limitation a reduction by the Company in the Executive's compensation or a material adverse change in the level of benefits as set forth in Section 4 hereof.

          (e) Certain Termination Benefits.  Unless otherwise specifically
              ----------------------------
     provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Sections 6(c) and
     (d) above, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

               (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

               (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.

     The Termination Benefits set forth in (i) and (ii) above shall continue effective until the later of (A) the expiration of the Tenn or (B) three
     (3) months after the date of termination; The Employer's liability for Salary continuation pursuant to Section 6(e)(i) shall be reduced by the amount of any severance pay paid to the Executive pursuant to any severance pay plan or stay bonus plan of the Employer. Notwithstanding the foregoing, nothing in this Section 6(e) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under
     Section 6(e)(ii) ceases.

          (f) Disability.  If the Executive shall be disabled so as to be unable
              ----------
     to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation for 180 consecutive days, the Chief Executive Officer or the Board of Directors may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive's full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer's policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the greater of (i) six (6) months; or (ii) the remainder of the Term. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive. Nothing in this Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S. C. (S)2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq.

     7.   Noncompetition and Nonsolicitation; Cooperation.
          ------------------------------------------------

          (a) Noncompetition and Nonsolicitation.  For eighteen (18) months
              ----------------------------------
     after the termination of Executive's employment pursuant to Section 6(a) or
     Section 6(b) or provided the Employer pays or has paid the Termination Benefit to the Executive if the Executive's employment is terminated pursuant to Sections 6(c), 6(d) or 6(f), the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business which is competitive with any business which the Employer or any of its subsidiaries is conducting or proposing to conduct at the time of Employee's termination. Notwithstanding the foregoing, the Executive may own up to one percent (1 %) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

          (b) Litigation and Regulatory Cooperation. During and after the
              -------------------------------------
     Executive's employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 7(b).

          (c) Injunction.  The Executive agrees that it would be difficult to
              ----------
     measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, *in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

     8.   Consent to Jurisdiction.  To the extent that any court action is
          -----------------------
permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Pennsylvania and the United States District Court for the District of Pennsylvania. Accordingly, with respect to any such court action, the Executive
(a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     9.   Integration.  This Agreement constitutes the entire agreement between
          -----------
the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     10.  Assignment; Successors and Assigns, etc.  Neither the Employer nor the
          ---------------------------------------
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer successors and permitted assigns of the Employee. This Agreement shall enure to the benefit of the executors, administrators and heirs of the Executive.

     11.  Enforceability.  If any portion or provision of this Agreement
          --------------
(including, without limitation, any portion or provision of any Section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     13.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     14.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by a duly authorized representative of the Employer.

     15.  Governing Law.  This is a Pennsylvania contract and shall be construed
          -------------
under and be governed in all respects by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Third circuit.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.

                                   FREEDOM OF INFORMATION, INC.


                                   By:  Thomas A. Gerace
                                        ----------------
                                        Name:  Thomas A. Gerace
                                        Title:  President


                                   EXECUTIVE


                                   /s/ Samuel P. Gerace, Jr.
                                   -------------------------
                                   Samuel P. Gerace, Jr.